UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

			     AMENDMENT #1 TO
                                   FORM SB-2
			   FILE NO.:  333-140779

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ENDEAVOR EXPLORATIONS INC.
                          ---------------------------
                 (Name of small business issuer in its charter)

             NEVADA                 1000                    PENDING
         -------------   ---------------------------   ----------------
         (State or       (Primary Standard Industrial  (I.R.S. Employer
        jurisdiction of  Classification Code Number) Identification No.)
                                incorporation or
                                 organization)

                           Endeavor Explorations Inc.
                          888 Dunsmuir Street, Suite 888, #2
                          Vancouver, British Columbia
                                 Canada V6C 3K4
                           Telephone: (206) 33 8 -2649
                           Facsimile: (206) 33 8 -2649
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                        2470 St. Rose Parkway, Suite 304
                            Henderson, Nevada, 89074
                           Telephone: (702) 818-5898
                           Facsimile: (702) 974-1444
         --------------------------------------------------------------
           (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $23,800          $0.056     $23,800       $2.55
-----------------------------------------------------------------------

(1) Based on the last sales price on July 14, 2006.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


                 SUBJECT TO COMPLETION, DATED April 4, 2007

                                   PROSPECTUS
                           ENDEAVOR EXPLORATIONS INC.
                        4,250,000 SHARES OF COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-10

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.056 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           THE DATE OF THIS PROSPECTUS IS: April 4, 2007

                               TABLE OF CONTENTS
                                                               PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
     IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS
     WILL FAIL ................................................  8
  -  BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE
     A HIGH RISK OF BUSINESS FAILURE ..........................  8
  - BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT OUR BUSINESS
     WILL FAIL ................................................  8
  -  WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS
     TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT
     OUR ABILITY TO CONTINUE AS A GOING CONCERN................  8
  - BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR
     DAMAGES AS WE CONDUCT OUR BUSINESS .......................  9
  -  EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS
     ON THE FORK MINERAL CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY
     OBTAIN COMMERCIAL PRODUCTION .............................  9
  -  BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS,
     THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT
     AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR
     BUSINESS TO FAIL .........................................  9
  -  IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP,
     SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES ..........  10
  -  A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE
     ABILITY TO SELL STOCK .................................... 10
USE OF PROCEEDS ............................................... 10
DETERMINATION OF OFFERING PRICE ............................... 10
DILUTION ...................................................... 10
SELLING SECURITYHOLDERS ....................................... 11
PLAN OF DISTRIBUTION .......................................... 15
LEGAL PROCEEDINGS ............................................. 16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.. 16 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 17
DESCRIPTION OF SECURITIES ..................................... 18
INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 19
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES .................................... 19
ORGANIZATION WITHIN LAST FIVE YEARS ........................... 20
DESCRIPTION OF BUSINESS ....................................... 20
PLAN OF OPERATIONS ............................................ 24
DESCRIPTION OF PROPERTY ....................................... 25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................ 25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...... 25
EXECUTIVE COMPENSATION ........................................ 27
FINANCIAL STATEMENTS .......................................... 28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE........................................... 37

                                    SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property asset known as the Fork mineral claim located approximately 18 miles east of Smithers, British Columbia, Canada. Pursuant to an agreement with Ainslie Corrigan dated July 28, 2005, we acquired a 100% undivided right title and interest, subject to a 1% net smelter returns royalty, in the claim for $7,500.

Our objective is to conduct mineral exploration activities on the Fork mineral claim to assess whether it possesses economic reserves of zinc. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit. Because we have not received any revenue from operations, our auditor has indicated that there is substantial doubt about our ability to continue as a going concern.

We were incorporated on July 13, 2005 under the laws of the state of Nevada. Our principal offices are located at 888 Dunsmuir Street, Suite 2, Vancouver, British Columbia, Canada V6C 3K4. Our telephone number is (206) 337-2649.

THE OFFERING:

SECURITIES BEING OFFERED     Up to 4,250,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our
                             shares at $0.056 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price based upon the price of the last sale of our common stock to investors. The choice of this price was arbitrary and has no relationship to the value of our shares.

TERMS OF THE OFFERING        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the
                             4,250,000 shares of common stock have been
                             sold, the shares no longer need to be
                             registered to be sold or we decide to
                             terminate the registration of the
                             shares.
SECURITIES ISSUED
AND TO BE ISSUED             7,250,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.


SUMMARY FINANCIAL INFORMATION

                               July 31, 2006          January 31, 2007
                                 (audited)              (unaudited)

Cash                             $18,954                $12, 412
Total Assets                     $18,954                $12, 412
Liabilities                      $   600                $    10
Total Stockholders' Equity       $18,354                $12, 402

STATEMENT OF OPERATIONS

                           From Our Inception on
                     July 13, 2005 to January 31, 2007
                                (unaudited)

Revenue                           $     0
Net Loss and Deficit             ($14, 398 )


                          RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Fork mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Fork mineral claims. We will require additional financing to cover anticipated exploration and development of our property and to sustain our business operations. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for zinc and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital and director loans. We do not have any arrangements in this regard. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Fork mineral claims to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Fork mineral claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 13, 2005 and to date have been involved primarily in organizational activities and the acquisition and purchase of a mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems and costs include, but are not limited to, weather conditions, availability of labor and consultants, unforeseen equipment costs and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Fork mineral claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture
necessarily involving substantial risk.   In all probability, the Fork mineral
claims does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent accountant's report to our audited financial statements for the period ended July 31, 2006 indicates that since we have incurred losses since our inception and we are dependant upon adequate financing to fulfill our exploration activities, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins, environmental liability, which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT ENVIRONMENTAL REGULATION, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

To engage in advanced exploration phases in British Columbia, such as drilling, we will require work permits, the posting of bonds, and the performance of remediation work for any significant physical disturbance to the land. Also, to operate a working mine in the jurisdiction, an environmental review process is required. The cost of complying with these regulations may cost as much as $100,000 during the course of exploration that will be necessary to determine whether the Fork claims contain economic mineralization.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for minerals.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE FORK MINERAL CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Fork mineral claims do not contain any known bodies of mineralization. If our exploration programs are successful in establishing zinc of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Robin Forshaw, spends approximately 15% of his business time providing his services to us. Our secretary Ms. Belkis Jimenez Rivero spends approximately 20% of his business time providing his services to us. While Mr. Forshaw and Ms. Rivero presently possess adequate time to attend to our interests, it is possible that the demands on them from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. The OTC Bulletin Board is a quotation service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission and to provide other quotation information about the company to the investor.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.056 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market
prices or privately negotiated prices.    The OTC Bulletin Board is a quotation
service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

                            SELLING SECURITYHOLDERS

The selling securityholders named in this prospectus are offering all of the 4,250,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 14, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.


                                  TOTAL NUMBER
                                  OF SHARES TO     TOTAL SHARES  PERCENT
                                  BE OFFERED FOR   OWNED UPON    OWNED UPON
NAME OF             SHARES OWNED  SELLING          COMPLETION    COMPLETION
SELLING             PRIOR TO THIS SHAREHOLDERS     OF THIS       OF THIS
STOCKHOLDER         OFFERING      ACCOUNT          OFFERING      OFFERING
-------------------------------------------------------------------------------

Kelly Antrim           125,000     125,000          Nil        Nil
108 - 2145 York Ave
Vancouver, BC V6K 1C4

Pamela Antrim          125,000     125,000          Nil        Nil
1500 Yew St.
Vancouver, BC V6K 1M1

Jane Boddy             125,000     125,000          Nil        Nil
RR1 W36
Bowen Island, BC V0N 1G0

Jaime Boddy            125,000     125,000          Nil        Nil
RR1 W36
Bowen Island, BC V0N 1G0

Trevor Burdock         125,000     125,000          Nil        Nil
453 E 10th Ave
Vancouver, BC

Nika Chipnet           125,000     125,000          Nil        Nil
2852 W. 41st Ave.
Vancouver, BC V6N 3C6

Ada Cheung             125,000     125,000          Nil        Nil
10150 Brentwood Dr
Chilliwack, BC V2P 6G3

Michael Finch          125,000     125,000          Nil        Nil
5920 - 401 Iona Dr.
Vancouver, BC V6P 1J6




      10			  TOTAL NUMBER
                                  OF SHARES TO     TOTAL SHARES  PERCENT
                                  BE OFFERED FOR   OWNED UPON    OWNED UPON
NAME OF             SHARES OWNED  SELLING          COMPLETION    COMPLETION
SELLING             PRIOR TO THIS SHAREHOLDERS     OF THIS       OF THIS
STOCKHOLDER         OFFERING      ACCOUNT          OFFERING      OFFERING
-------------------------------------------------------------------------------

Kate Finch             125,000     125,000          Nil        Nil
10150 Brentwood Dr
Chilliwack, BC V2P 6G3

Judy Finch             125,000     125,000          Nil        Nil
601-1326 W 13th Ave
Vancouver, BC V6H 1N8

Julia Ford             125,000     125,000          Nil        Nil
206 - 6635 McKay Ave
Burnaby, BC V5H 2X3

Ryan Gallant           125,000     125,000          Nil        Nil
10150 Hymar Dr
Chilliwack, BC V2P 5T4

John Kennedy           125,000     125,000          Nil        Nil
2 -1767 Parker St
Vancouver, BC V5L 2K7

Pascale Laviolette     125,000     125,000          Nil        Nil
35899 Graystone Dr.
Abbotsford, BC V3G 1G1

Paul Lucas             125,000     125,000          Nil        Nil
108- 2145 York Ave
Vancouver, BC V6K 1C4

Kerry Lucas            125,000     125,000          Nil        Nil
217 Nelson Street
Coquitlam, BC

Harrison Lucas         125,000     125,000          Nil        Nil
212 - 295 Schoolhouse St
Coquitlam, BC V3K 6X5

Ben Lucas              125,000     125,000          Nil        Nil
212 - 295 Schoolhouse St
Coquitlam, BC V3K 6X5

Michael Mather         125,000     125,000          Nil        Nil
2001 - 588 Broughton St
Vancouver, BC V6G 3E3

Wayne McGee            125,000     125,000          Nil        Nil
312 - 60 Richmond St
New Westminster, BC    V3L 5R7

Bruce Miller           125,000     125,000          Nil        Nil
6496 Burns Ave
Burnaby, BC V5E 1T2

      11			  TOTAL NUMBER
                                  OF SHARES TO     TOTAL SHARES  PERCENT
                                  BE OFFERED FOR   OWNED UPON    OWNED UPON
NAME OF             SHARES OWNED  SELLING          COMPLETION    COMPLETION
SELLING             PRIOR TO THIS SHAREHOLDERS     OF THIS       OF THIS
STOCKHOLDER         OFFERING      ACCOUNT          OFFERING      OFFERING
-------------------------------------------------------------------------------

Debbie Miller          125,000     125,000          Nil        Nil
1085 Homer St
Vancouver, BC V6B 1J4

Pat Miller             125,000     125,000          Nil        Nil
6464 Burns St
Burnaby, BC V5E 1T2

Liam Miller            125,000     125,000          Nil        Nil
#311-1680 Balsam St
Vancouver, BC V6K 3M1

Ritchie Phillips       125,000     125,000          Nil        Nil
4483 Lions Ave
North Vancouver, BC V7R 3S7

Tim Rankin             125,000     125,000          Nil        Nil
308 - 2211 W. 2nd Ave
Vancouver, BC

Brad Roger             125,000     125,000          Nil        Nil
2202 Guilford Dr
Abbotsford, BC V2S 4Z4

Sarah Sparks Young     125,000     125,000          Nil        Nil
6537 Salish Dr
Vancouver, BC V6N 4E3

Carla Thiessen         125,000     125,000          Nil        Nil
307-2280 Cornwall Ave
Vancouver, BC V6K 1B5

Stephen Wilson         125,000     125,000          Nil        Nil
401 - 1296 W 70th Ave
Vancouver, BC V6P 2Y5

Brittany Wilson        125,000     125,000          Nil        Nil
401 - 1296 W. 70th Ave
Vancouver, BC V6P 2Y5

Marjorie Wilson        125,000     125,000          Nil        Nil
311- 1680 Balsam St
Vancouver, BC V6K 3M1

Anthony Wilson         125,000     125,000          Nil        Nil
401-3740 Albert St
Burnaby, BC

Fred Wilson            125,000     125,000          Nil        Nil
8 - 2310 Cornwall Ave
Vancouver, BC V6K 1B7

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,250,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been our officer or director.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                            PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. The application process typically takes approximately two months, though it may take longer. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.056 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.


                            LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2470 St. Rose Parkway, Suite 304, Henderson, Nevada, 89074.

         DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective age as of the date of this prospectus is as follows:

DIRECTORS:

NAME OF DIRECTOR                AGE

Robin Forshaw                   59
Belkis Jimenez Rivero           36

EXECUTIVE OFFICERS:

NAME OF OFFICER                 AGE          OFFICE
---------------------           -----        -------
Robin Forshaw                   59           President, CEO

Belkis Jimenez Rivero           36           Secretary, Treasurer


BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

MR. ROBIN FORSHAW has acted as our president, chief executive officer and a director since our incorporation on July 13, 2005. Mr. Forshaw is an exploration management consultant and has served as a director for over sixteen public companies since 1985. From December 2003 to July 2006, he was a director of Red Tusk Resources Inc. From January 2004 to July 2006, he was a director and Senior Vice President of TTM Resources Inc.

Mr. Forshaw intends to devote approximately 15% of his business time to our affairs.

MS. BELKIS JIMENEZ RIVERO has acted as our secretary, treasurer and a director since our incorporation on July 13, 2005. Ms. Jimenez Rivero has acted as President of Belkis Fashions, a private boutique fashion designer, manufacturer and distribution company in Vancouver, British Columbia since May 1999.

Ms. Jimenez Rivero does not have any professional training or technical credentials in the exploration, development and operation of mines.

Ms. Jimenez Rivero intends to devote approximately 20% of her business time to our affairs.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by the board of directors and will hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers and directors described above.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                AMOUNT OF
TITLE OF      NAME AND ADDRESS                  BENEFICIAL     PERCENT
CLASS         OF BENEFICIAL OWNER               OWNERSHIP      OF CLASS

COMMON         Robin Forshaw                    2,000,000      27.59%
STOCK          President, Chief
               Executive Officer
               and Director
               1108 Maplewood Cr.
               North Vancouver, BC, V7P 1H8

COMMON         Belkis Jimenez Rivero            1,000,000      13.79%
STOCK          Secretary, Treasurer
               and Director
               1106-1100 Harwood St.
               Vancouver, BC, V6E 1R7

COMMON         All officers and directors       3,000,000      41.38%
STOCK          as a group that consists of
               two people

The percent of class is based on 7,250,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of April 4, 2007 , there were 7,250,000 shares of our common stock issued and outstanding held by 36 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Fox Law Offices, P.A., our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by DMCL, LLP, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claims for indemnification against such liabilities is asserted by our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on July 13, 2005 under the laws of the state of Nevada. On that date, Robin Forshaw and Belkis Jimenez Rivero were appointed as our directors. As well, Mr. Forshaw was appointed as our president and chief executive officer and Ms. Rivero was appointed as our secretary and treasurer.

                            DESCRIPTION OF BUSINESS

IN GENERAL

We intend to commence operations as an exploration stage company. An exploration stage company is involved in the search for mineral deposits. We own a 100% undivided right, title and interest, subject to a 1% net smelter returns royalty, in the mineral property known as the Fork claim. Our interest in the property consists of the right to explore for and remove minerals from the property. There is no assurance that a commercially viable mineral deposit exists on the property.

Our plan of operation is to conduct exploration work on the Fork mineral claim in order to ascertain whether it possesses economic quantities of zinc. There can be no assurance that economic mineral deposits or reserves exist on the Fork mineral claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Fork mineral claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Fork claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

LOCATION AND ACCESS

The Fork mineral claim are located about 18 miles east of Smithers, British Columbia. The claim is situated between the Dome and McKendrick Mountains and southwest toward Guess Lake. The property can be accessed by vehicle by a road near a local mine.

PHYSIOGRAPHY

The Fork mineral claim consists of low, rolling hills which elevate up to 4,500 feet with plenty of open swamps, small lakes and streams. Alpine meadows with heavy timber cover the far east and west of the claim where the property grounds drops off steeply.

PROPERTY AGREEMENT

On July 28, 2006, we entered into an agreement with Ainslie Corrigan whereby she sold a 100% undivided right, title and interest, subject to a 1% net smelter returns royalty, in and to the Fork claim to us for $7,500. Other than our property agreement, neither we nor our management have any relationship with Ms. Corrigan.

The Fork mineral claim consists of four cells, which are smaller units that comprise the claim. Specifics of the four cells are as follows:

Claim Name           Tenure Number    Cell/Claim No.   Expiry Date

Dome-Endeavor          539331          093H11H085C    August 14, 2007
Dome-Endeavor          539331          093H11H086D    August 14, 2007
Dome-Endeavor          539331          093H11H095B    August 14, 2007
Dome-Endeavor          539331          093H11H096A    August 14, 2007

The claim consists of 25 square miles. The Fork claims expire on August 14, 2007. We must complete at least minimum exploration work on each claim prior to the expiry date in order to extend the claim expiry date by one year. Title to the claims may be extended on this basis in perpetuity, unless the government changes the exploration work requirements, which is not anticipated. Otherwise, we will lose our ownership of the claim comprising the Fork property. There are no other costs associated with extending the claims and there is no maximum number of times that the claims may be extended in this manner.

INFRASTRUCTURE AND CONDITION OF THE PROPERTY

The Fork mineral claims are free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the Fork mineral claims.

MINERALIZATION AND GEOLOGY

In this section, the following technical geological terms have the indicated meanings:

Sedimentary rocks: rocks that are formed by continuous deposits of soil and fine rock, layer upon layer

Conglomerates: sedimentary rock consisting of individual stones that have become cemented together

Schistose: a group of common coarse-grained metamorphic rock that characteristically contain broad wavy bands of minerals that readily split into layers (Metaphoric rock is rock that has been physically altered by heat and/or pressure)

Tuffs: rock that has been violently ejected from a volcano during an eruption

Argillate: a compact rock derived from siltstone, mudstone, or shale which has been hardened or consolidated by pressure, cementation, or heat

Greywacke: signifying a grey, earthy rock generally characterized by its hardness and dark color

Andesite: a type of volcanic rock that is medium dark in color and contains approximately 60% silica, as well as iron and magnesium

Limestone: a sedimentary rock consisting mainly of calcium that was deposited by the remains of marine animals

Breccia: rock composed of angular fragments of older rocks melded together

Rhyolite: volcanic rock that characteristically is light in color, contains 69 percent silica or more, and is rich in potassium and sodium

Rhyolitic: volcanic igneous rock of light color textured with extremely small to large crystals

Intrusive: Igneous rocks that crystallized below Earth's surface from magma (molten rock or lava)

Pegmatite: a very coarse-grained igneous rock that has a grain size of 20 mm or more

Pyrite:  a mineral composed of iron sulfide, also known as "fool's gold"

Chalcopyrite: A sulphide mineral containing copper and iron; it is yellow in color

The Fork mineral claims consist of three divisions, the Lower Division, Middle Division and Upper Division. The property consists of typical volcanic and volcanic-sedimentary rock types.

The Lower Division of the property consists of very coarse purple conglomerates embedded with coarse-grained schistose purple tuffs which predominate at the top of this division. Also present are tuffaceous argillate and tuffaceous greywacke.

The Middle Division consists of conglomerates and breccia, coarse-grained fragmental rocks, as well as large amounts of limestone, argillite, and greywacke of impure varieties.

The Upper Division is at the south end of the property and is predominately volcanic in character. This division consists of thick green andesite and similar tuff, including major masses of rhyolite and rhyolitic tuff.

Intrusive rocks of the porphyritic variety are also present on the property, some of which are small irregular pegmatites containing grains of pyrite and rarely chalcopyrite.

EXPLORATION HISTORY

The Fork claims have remained relatively free of exploration. There is no current exploration being conducted on the Fork mineral claims. We have no conducted any exploration on the claims to date, although we did spend $7,500 in order to acquire our interest on the claims.





GEOLOGICAL REPORT

In connection with our purchase of the Fork mineral claims, the vendor, Ms. Ainslie Corrigan, provided us with a geology report on the property that was prepared by Amanda Tremblay.

Ms. Tremblay graduated from Queen's University of Ontario with a Bachelor of Science honors degree in geology. Based on her compilation of data relating to exploration and geology in the area of the Fork claim, she recommends exploration of the Fork claims that will consist of geological mapping, sampling, geophysical surveys and drilling.

Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Sampling involves gathering soil samples or pieces of rock that appear to contain the minerals we are seeking. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the British Columbia specifically. We will not have to obtain any approvals or permits in order to complete the recommended phase one, two and three exploration programs on the Fork mineral claims. However, to engage in advanced exploration phases, such as drilling, we will require work permits, the posting of bonds, and the performance of remediation work for any significant physical disturbance to the land. Also, to operate a working mine in the jurisdiction, we will be required undertake an environmental review process. The cost of complying with these regulations may cost as much as $100,000 during the course of exploration that will be necessary to determine whether the Fork claims contain economic mineralization.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. Reclamation and environmental mediation essentially means that we have to take steps to put the property surface back in the same state as we initially found it. These steps usually include earth movement to fill any holes we create during exploration and tree planting.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

      -     Water discharge will have to meet water standards;

      -     Dust generation will have to be minimal or otherwise re-mediated;

      - Dumping of material on the surface will have to be re-contoured and re-vegetated;

      - An assessment of all material to be left on the surface will need to be environmentally benign;

      - Ground water will have to be monitored for any potential contaminants;

      - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
      - There will have to be an impact report of the work on the local fauna and flora.

EMPLOYEES

We have no employees as of the date of this prospectus other than our directors.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002.

Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                           PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended exploration on the Fork claim. We plan to conduct this exploration in phases with a total estimated budget of $120,000.

The first phase would consist of geological mapping and sampling. The exploration program would take approximately one month to complete and would cost approximately $10,000. We anticipate commencing this phase of exploration in the spring of 2007. It should take approximately one month to complete, including compilation of results.

The second phase would entail geophysical surveying. The phase two program would take approximately two months to complete and would cost approximately $10,000. We anticipate commencing this phase in the summer of 2007.

The third phase would involve conducting a drill program on the Fork claim. This program would take approximately two to three months to complete and would cost $100,000. We plan to schedule this program for the fall of 2007 or the spring of 2008 depending on financing and the availability of drill rigs.

In the next 12 months, we also anticipate spending an additional $20,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $140,000.

While we have sufficient funds on hand to cover the proposed phase one exploration costs, we will require additional funding in order to complete additional exploration and to cover all of our anticipated administrative expenses and to proceed with any subsequent exploration work on the Fork mineral claim.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our director. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses. We do not have any arrangements in place for any future equity financing. If we are unable to attract sufficient equity financing, Mr. Forshaw has indicated that he is prepared to loan funds to us to cover anticipated expenses over the next 12 months. However, Mr. Forshaw is not contractually bound to loan funds to us and he is free to revoke his loan offer. Our initiation of the phase one exploration program will not be contingent on raising additional capital.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH January 31,
2007

We have not earned any revenues from our incorporation on July 13, 2005 to January 31, 2007 . We do not anticipate earning revenues unless we enter into commercial production on the Fork mineral claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $14,398 for the period from our inception on July 13, 2005 to January 31, 2007 . These operating expenses were comprised of mineral property costs of $7,500 and office and administration costs of $6,898 .

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                            DESCRIPTION OF PROPERTY

We own a 100% undivided right, title and interest, subject to a 1% net smelter returns royalty, in and to two mineral claims comprising the Fork mineral claims. We do not own or lease any property other than the Fork mineral claims.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our promoters, Robin Forshaw and Belkis Jimenez Rivero;
  * Any member of the immediate family of any of the foregoing persons.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 35 registered shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock were available for resale to the public after July 14, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 72,500 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on July 13, 2005 to October 31, 2006 and the subsequent period to the date of this prospectus.

                         ANNUAL COMPENSATION

                                OTHER RESTRICTED OPTIONS/ LTIP OTHER
                                        STOCK    SARS  PAYOUTS COMP
NAME    TITLE  YEAR SALARY BONUS COMP. AWARDED    (#)     ($)
_______________________________________________________________________
Robin   Pres.   2007   $0     0      0      0       0       0     0
Forshaw CEO     2006   $0     0      0      0       0       0     0
        Dir.

Belkis  Treas   2007   $0     0      0      0       0       0     0
Jimenez Sec.    2006   $0     0      0      0       0       0     0
Rivero  Dir.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officer since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Forshaw. We do not pay him any amount for acting as director.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending July 31, 2006 and interim financial statements for the period ended January 31, 2007 , including:

  a. Balance Sheet s ;

  b. Statement s of Operations;

  c. Statement s of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to the Financial Statements

                           ENDEAVOR EXPLORATIONS INC.

                         (AN EXPLORATION STAGE COMPANY)

                              FINANCIAL STATEMENTS

                          JANUARY 31, 2007 (UNAUDITED)

                            JULY 31, 2006 (AUDITED)













REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Endeavor Explorations Inc.:

We have audited the balance sheet of Endeavor Explorations Inc. (an exploration stage company) as at July 31, 2006 and the statements of operations, stockholders' equity and cash flows for the period from inception on July 13, 2005 to July 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2006 and the statements of operations, stockholders' equity and cash flows for the period from inception on July 13, 2005 to July 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       /s/  DALE MATHESON ARR-HILTON LABONTE LLP
                                                      DMCL CHARTERED ACCOUNTANTS

Vancouver, B.C.
December 21, 2006

                           ENDEAVOR EXPLORATIONS INC.
                         (An Exploration Stage Company)
                                 BALANCE SHEETS




                                                             January 31, 2007       July 31, 2006
                                                               (Unaudited)            (Audited)

ASSETS

CURRENT ASSETS
 Cash                                                    $            12,412      $          18,954


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Due to related party (Note 5)                           $                10 	  $             600

NATURE AND CONTINUANCE OF OPERATIONS (NOTE 1)

STOCKHOLDERS' EQUITY
Capital stock (Note 4)
     Authorized:
      75,000,000 common shares, $0.0001 par value,
     Issued and outstanding:
      7,250,000 common shares (July 31, 2006: 7,250,000)                 725                    725
Additional paid in capital                                            26,075                 26,075
Deficit accumulated during the exploration stage                  (   14,398)          (      8,446)

                                                                      12,402                 18,354

                                                         $            12,402      $          18,954









The accompanying notes are an integral part of these financial statements

                           ENDEAVOR EXPLORATIONS INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS



                                     Six months ended January      July 13,           Cumulative from
                                             31, 2007         2005(Inception) to  July 13, 2005 (Inception)
                                           (Unaudited)          July 31, 2006       to January 31, 2007
                                                                  (Audited)	        (Unaudited)
Expenses
 Mineral property cost (Note 3)       $          -             $     7,500  	    $      7,500
 Office    and   administration              5,952                     946                 6,898
 expenses

Net loss                              $      5,952             $     8,446          $     14,398



Basic and diluted loss per share      $       0.00             $      0.00

Weighted average number of shares        7,250,000                 357,534
outstanding























   The accompanying notes are an integral part of these financial statements

                           ENDEAVOR EXPLORATIONS INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS


                                         Six months ended                 July 13,              Cumulative from
                                         January 31, 2007            2005(Inception) to     July 13, 2005 (Inception)
                                           (Unaudited)                 July 31, 2006            to January 31, 2007
                                                                          (Audited)                 (Unaudited)
Operating Activities
 Net loss                               $ (       5,952)             $  (  8,446)             $ ( 14,398)

Net Cash used in operations               (       5,952)                (  8,446)               ( 14,398)

Financing Activities
 Proceeds on sale of common stock                     -                   26,800                  26,800
 Advances from (repayment  to) related             (590)                     600                      10
 party

Net Cash from financing activities                 (590)                  27,400                  26,810


Increase (decrease) in cash                      (6,542)                  18,954                  12,412

Cash, beginning                                  18,954                        -                       -

Cash, ending                            $        12,412             $     18,954              $   12,412


Supplemental cash flow information:
     Cash paid for interest             $             -             $          -              $        -

     Cash paid for income taxes         $             -             $          -              $        -













   The accompanying notes are an integral part of these financial statements

                           ENDEAVOR EXPLORATIONS INC.
                         (An Exploration Stage Company)
                       STATEMENT OF STOCKHOLDERS' EQUITY
          for the period July 13, 2005 (Inception) to January 31, 2007





											Deficit Accumulated
                                                                       Additional	      During the
                                              Common Shares              Paid-in              Exploration
                                         Number        Par Value         Capital                 Stage           Total

Balance, July 13, 2005                        -     $       -        $       -       	$       -            $       -

Capital stock issued for cash:
 - July 14, 2006 at $0.001 per share  3,000,000           300            2,700              	-                3,000
 - July 14, 2006 at $0.0056 per share 4,250,000           425           23,375               	-               23,800

Net loss                                      -             -                -             (8,446)              (8,446)

Balance, July 31, 2006 (audited)      7,250,000           725           26,075             (8,446)              18,354

Net loss                                                                                   (5,952)              (5,952)

Balance, January 31, 2007 (unaudited) 7,250,000     $     725       $   26,075         $  (14,398)       $     (12,402)



















   The accompanying notes are an integral part of these financial statements

ENDEAVOR EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2007 (Unaudited)


Note 1   Nature and Continuance of Operations


         The Company was incorporated in the State of Nevada on July 13, 2006 and is in the exploration stage. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds from the sale thereof.


         These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses of $14,398 since inception and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Note 2   Summary of Significant Accounting Policies

         Basis of Presentation

         The  financial  statements  of  the   Company  have  been  prepared  in
         accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

         Mineral Property

         The Company is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed. To date the Company has not established any proven or probable reserves on its mineral properties.

ENDEAVOR EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2007 (Unaudited)


Note 2   Summary of Significant Accounting Policies - (cont'd)

         Exploration Stage Company

         The Company complies with Financial Accounting Standards Board Statement ("FASB") No. 7 "Accounting and Reporting by Development Stage Enterprises" in its characterization of the Company as an exploration stage enterprise.

         Use of Estimates and Assumptions

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         Foreign Currency Translation

         The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Gains or losses resulting from foreign currency transactions are included in results of operations.

         Fair Value of Financial Instruments

         The carrying value of cash and accounts payable and amounts due to related party approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

         Environmental Costs

         Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

ENDEAVOR EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2007 (Unaudited)

Note 2   Summary of Significant Accounting Policies - (cont'd)

         Basic and Diluted Loss Per Share

         Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, basic loss per share is equal to dilutive loss per share.

         Stock-based Compensation

         The Company has not adopted a stock option plan and has not granted any
         stock  options.   Accordingly  no  stock-based  compensation  has  been
         recorded to date.

         Income Taxes

         In accordance with SFAS No. 109 "Accounting for Income Taxes" the Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at January 31, 2007 the Company had net operating loss carry forwards, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carry forwards.

         Comprehensive Income (Loss)

         SFAS No. 130 "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2007, the company has no items that represent a comprehensive loss in the financial statements.

         Cash and cash equivalents

         The Company considers all highly-liquid investments with maturities of three months or less, at the time of issuance, to be cash and cash equivalents.

ENDEAVOR EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2007 (Unaudited)


Note 2   Summary of Significant Accounting Policies - (cont'd)

         Recent Accounting Pronouncements - (cont'd)

         In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

         In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The adoption of this FASB No. 158 had no impact on the financial position or results of operations of the company.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

         In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of this SAB No.108 had no impact on the financial position or results of operations of the company.

ENDEAVOR EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2007 (Unaudited)


Note 3   Mineral Property

         By mineral property purchase agreement dated July 28, 2006, the Company acquired a 100% undivided right, title and interest in and to the Fork Claim located in the province of British Columbia, Canada from an unrelated party. Consideration for the acquisition was $7,500. Cumulative property costs of $7,500 (July 31 2006-$7,500) were charged to operations. The claim is currently held in held in trust by the vendor for the benefit of the Company. Upon request by the Company the claim will be transferred to the Company.

Note 4   Capital Stock


         The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

         From incorporation to July 31, 2006 the Company issued 7,250,000 common shares for cash proceeds of $26,800.

Note 5   Related Party Transactions

         The Company has received cash advances from shareholders. The total outstanding amounts due to shareholders is $10 at January 31, 2007 (July 31, 2006 - $600). The amount is unsecured, non-interest bearing and has no specified terms of repayment.


Note 6   Income Taxes

         The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                         January 31, 2007 July 31, 2006
                                $               $
--------------------------------------------------------

 Net Operating Loss           5,952           8,446
 Statutory Tax Rate            34%             34%
 Effective Tax Rate             -               -

 Deferred Tax Asset           4,895           2,872
 Valuation Allowance         (4,895)         (2,872)
--------------------------------------------------------

 Net Deferred Tax Asset         -               -
--------------------------------------------------------

ENDEAVOR EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2007 (Unaudited)


Note 6   Income Taxes - (cont'd)


         There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $14,000 at January 31, 2007, (July 31, 2006; $8,446) which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2030. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                   ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director is indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)   willful misconduct.

Our bylaws provide that we will indemnify our director and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1) such indemnification is expressly required to be made by law;

       (2)   the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4)   such indemnification is required to be made pursuant to the bylaws.


Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee         $      2.55
Transfer Agent Fees                                         $    800.00
Accounting fees and expenses                                $  8,000.00
Legal fees and expenses                                     $ 10,000.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $ 20,302.55
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to Robin Forshaw, our president, chief executive officer and a director and to Belkis Jimenez Rivero, our secretary, treasurer and a director on July 14, 2006. The total amount received from this offering was $3,000. These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 4,250,000 shares of our common stock at a price of
$0.056 per share to a total of 34 purchasers on July 14, 2006.   The total
amount received from this offering was $238,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

            Kelly Antrim                             125,000
            Pamela Antrim                            125,000
            Jane Boddy                               125,000
            Jaime Boddy                              125,000
            Trevor Burdock                           125,000
            Nika Chipnet                             125,000
            Ada Chung                                125,000
            Michael Finch                            125,000
            Kate Finch                               125,000
            Judy Finch                               125,000
            Julia Ford                               125,000
            Ryan Gallant                             125,000
            John Kennedy                             125,000
            Pascale Laviolette                       125,000
            Paul Lucas                               125,000
            Kerry Lucas                              125,000
            Harrison Lucas                           125,000
            Ben Lucas                                125,000
            Michael Mather                           125,000
            Wayne McGee                              125,000
            Bruce Miller                             125,000
            Debbie Miller                            125,000
            Pat Miller                               125,000
            Liam Miller                              125,000
            Ritchie Phillips                         125,000
            Tim Rankin                               125,000
            Brad Roger                               125,000
            Sarah Sparks Young                       125,000
            Carla Thiessen                           125,000
            Stephen Wilson                           125,000
            Brittany Wilson                          125,000
            Marjorie Wilson                          125,000
            Anthony Wilson                           125,000
            Fred Wilson                              125,000


REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                              EXHIBITS
Exhibit
Number    Description

  3.1 *    Articles of Incorporation
  3.2 *    Bylaws
  5.1 *    Legal opinion of Fox Law Offices, PA, with consent to use
 10.1 *    Mineral Property Purchase Agreement dated July 28, 2006
 23.1            Consent of DMCL, LLP, Chartered Accountants
 99.1 *    Claims location map

* filed as exhibits to our registration statement on Form SB-2 filed with the Securities & Exchange Commission on February 16, 2007

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claims for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                          SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on April 4, 2007 .

                              ENDEAVOR EXPLORATIONS INC.

                              By:/s/ Robin Forshaw
                              ------------------------------
                              Robin Forshaw
                              President, Chief Executive Officer
                              And Director

                              By:/s/ Belkis Jimenez Rivero
                              ------------------------------
                              Belkis Jimenez Rivero
                              Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                  CAPACITY IN WHICH SIGNED       DATE

/s/ Robin Forshaw          President, Chief Executive     April 4, 2007
-----------------------    Officer and Director
Robin Forshaw

/s/ Belkis Jimenez Rivero  Secretary, Treasurer           April 4, 2007
----------------------- principal accounting
Belkis Jimenez Rivero	   officer, principal
                           financial officer and
                           and director